UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2026

Lakeland Industries, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-15535	13-3115216
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1525 Perimeter Parkway, Suite 325
Huntsville, Alabama		35806
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 256 350-3873

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	LAKE	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 27, 2026, Lakeland Industries, Inc. (the “Company”) and National Safety Apparel, LLC (the “Buyer”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) pursuant to which the Company agreed to sell, and the Buyer agreed to acquire certain assets and assume certain liabilities related to the Company’s high-visibility and high-performance workwear styles consisting of ANSI-compliant high-visibility apparel and arc-rated and flame-resistant technical garments (the “Business”). The closing of the transaction (the “Closing”) also occurred on March 27, 2026. In connection with the Closing, the parties also entered into a transition services agreement, a contract manufacturing agreement, a supply agreement and certain other ancillary agreements.

Pursuant to the Purchase Agreement, the Company sold the Business to the Buyer for an aggregate purchase price (the “Purchase Price”) of $14.0 million, subject to a $400,000 escrow for post-closing inventory adjustments and a $1.0 million escrow to secure the Company’s indemnification obligations. The Purchase Agreement contains customary representations, warranties, and covenants, including a restrictive covenant that limits the Company from engaging in certain business activities for five years following the Closing. In addition, the Company and the Buyer have each agreed to indemnify one another for losses resulting from (i) any inaccuracy in or breach of the representations and warranties contained in the Purchase Agreement, the ancillary documents or any agreement or instrument pursuant to the Purchase Agreement and (ii) any breach or non-fulfilment of their covenants, agreements and other obligations pursuant to the Purchase Agreement, the ancillary documents or any agreement or instrument pursuant to the Purchase Agreement. Further, the Company has agreed to indemnify the Buyer for losses resulting from any excluded assets, retained liabilities, and certain other specified indemnities. The Buyer has also agreed to indemnify the Company for losses resulting from any assumed liabilities, subject to the Company’s indemnification obligations. The parties’ indemnification obligations are subject to certain limitations, including a deductible of 1% of the Purchase Price and a cap equal to 50% of the Purchase Price, in each case, for losses relating to any inaccuracy in or breach of any representation or warranty.

The above description of the Purchase Agreement is a summary and is not complete. It is qualified in its entirety by reference to the Purchase Agreement, which will be filed by the Company with the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending April 30, 2026.

Item 7.01 Regulation FD Disclosure.

On March 30, 2026, the Company issued a press release, attached hereto as Exhibit 99.1, announcing the entry into the Purchase Agreement.

The information contained in this Item 7.01 and in the accompanying Exhibit 99.1 is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press release, dated March 30, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKELAND INDUSTRIES, INC.

Date:	March 30, 2026	By:	/s/ James M. Jenkins
James M. Jenkins Chief Executive Officer, President and Executive Chairman